FIRST AMENDMENT
TO EMPLOYMENT AGREEMENT OF DOUGLAS J. LANGSTON

This is the First Amendment (“Amendment”) to the Employment Agreement of Douglas J. Langston (“Employment Agreement”) last dated June 28, 2010, by and between Outdoor Channel Holdings, Inc. (the “Company”) and Douglas J. Langston (the “Executive”).

RECITALS

WHEREAS Executive and the Company desire to amend Executive’s Employment Agreement in areas, including, but not limited to, changing the period of Executive’s employment and removing any change in control benefits;

WHEREAS Executive and the Company intend other provisions of the Employment Agreement to remain unchanged, except those provisions specifically referred to and modified below;

THEREFORE Executive and the Company hereby modify the Agreement as set forth below:

AMENDMENT

1. Section 3 “Term of Agreement” is stricken in its entirety and replaced with the following:

3. Conclusion of Employment and Agreement. If not terminated earlier, Executive’s employment and this Agreement will automatically terminate on December 31, 2013 (“Initial Term”). This Agreement shall not renew after the Initial Term and no employment or extension of the Agreement beyond December 31, 2013 (“Additional Term”) is contemplated by either the Company or the Executive.

2. Section 4 “Compensation” is stricken in its entirety and replaced with the following:

4. Compensation.

(a) Base Salary. Executive’s base annual salary for 2013 shall be $213,897 (such annual salary to be referred to herein as “Base Salary”), subject to applicable withholdings and paid in accordance with the Company’s normal payroll practices. Executive shall not receive any Base Salary increase from 2012 to 2013.

(b) 2012 and 2013 Incentive Opportunity. Provided he remains employed and achieves performance goals established by the COO/CFO after consultation and discussion with the Compensation Committee of the Board of Directors (“Committee”), Executive shall be eligible to earn an annual cash incentive award for 2012 and 2013. For 2012, Executive’s target annual incentive will be forty percent (40%) of Base Salary, minus applicable withholdings (“2012 Incentive”). For 2013, Executive’s target annual incentive will be not less than the gross amount of $80,000, minus applicable withholdings (“2013 Incentive”). Whether Executive earns a 2012 Incentive or 2013 Incentive will depend on the extent to which the applicable performance goal(s) are achieved or exceeded by Executive and will be adjusted for under or over performance. Any earned 2012 Incentive will be paid no later than March 15, 2013; provided, however, that it shall be pro-rated if Executive’s employment is terminated either because of his resignation or his termination without cause prior to December 31, 2012. Any earned 2013 Incentive will be paid no later than March 15, 2014; provided, however that it shall be pro-rated and paid within 30 days after termination (using the best estimate of the attainment of the 2013 performance goals at the time of termination) if Executive’s employment is terminated without Cause prior to December 31, 2013 and will not be considered earned or payable if Executive voluntarily terminates employment prior to March 31, 2013.

(c) Restricted Stock. As of the Effective Date, Executive holds 23,750 shares of unvested restricted stock of the Company (the “Restricted Stock”). The Restricted Stock shall be subject to the Company’s standard terms and conditions for restricted share grants under the Plan and to the specific terms and conditions in such awards; provided, however that the Restricted Stock shall not be subject to accelerated vesting in connection with any Change in Control and this Amendment amends, supersedes and replaces any provision in the Plan and applicable stock awards for the Restricted Stock related to accelerated vesting in connection with a Change in Control.

3. Section 7 “Change in Control” is stricken in its entirety and replaced with the following:

7. Stock Benefit Vesting. All of Executive’s outstanding awards related to the Company’s common stock (whether stock options, stock appreciation rights, shares of restricted stock, restricted stock units, or otherwise) (hereinafter referred to as “Stock Benefits”) will vest in accordance with the terms and conditions specified in such awards; provided, however that any outstanding Stock Benefits shall not be subject to accelerated vesting in connection with any Change in Control of the Company and this Amendment amends, supersedes and replaces any provision in the Plan and applicable stock awards for the Stock Benefits related to accelerated vesting in connection with a Change in Control.

4. Section 8 “Termination of Employment” is stricken in its entirety and replaced with the following:

8. Termination of Employment. In the event Executive’s employment with the Company terminates for any reason, including upon automatic termination of this Agreement on December 31, 2013, Executive will be entitled to any (a) unpaid Base Salary accrued up to the effective date of termination; (b) pay for accrued but unused vacation; (c) benefits or compensation as provided under the terms of any employee benefit and compensation agreements or plans applicable to Executive; (d) unreimbursed business expenses required to be reimbursed to Executive; and (e) rights to indemnification Executive may have under the Company’s Articles of Incorporation, Bylaws, the Employment Agreement, this Amendment, or separate indemnification agreement, as applicable. Executive’s eligibility for the 2012 Incentive and the 2013 Incentive upon termination of employment shall be determined in accordance with Section 4(b). In addition, if the termination is by the Company without Cause and prior to the conclusion of the Initial Term, Executive will be entitled to the amounts and benefits specified in Section 9.

5. Section 9 “Severance” shall be stricken in its entirety and replaced with the following:

9. Severance.

(a) Termination Without Cause. If Executive’s employment is terminated by the Company without Cause then, subject to Section 10 and the requirement to delay certain payments in Section 26, and in addition to the amounts provided in Section 8, Executive will receive the following severance benefits from the Company:

(i) Severance Payment. For a period of nine (9) months following the date of such termination (“Severance Period”), Executive will receive equal, monthly installments of $17,000 (less applicable withholding taxes), resulting in an aggregate severance payment of $153,000 (less applicable withholding taxes).

(ii) Benefits. The Company agrees to reimburse Executive for the same level of health coverage and benefits as in effect for Executive immediately prior to Executive’s termination; provided, however, that (1) Executive constitutes a qualified beneficiary, as defined in Section 4980(B)(g)(1) of the Internal Revenue Code of 1986, as amended (the “Code”); and (2) Executive elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), within the time period prescribed pursuant to COBRA. The Company will continue to reimburse Executive for continuation coverage through the earlier of (A) nine (9) months following the date of Executive’s termination, or (B) the date upon which Executive and Executive’s eligible dependents become covered under similar plans. Executive will thereafter be responsible for the payment of COBRA premiums (including, without limitation, all administrative expenses) for the remaining COBRA period.

(b) Termination Upon Death or Disability. If Executive’s employment is terminated on account of the Executive’s death or Disability, Executive shall receive, in addition to the payments required by Section 8, a portion of his 2012 Incentive or 2013 Incentive, depending upon the applicable year in which the termination occurs, pro-rated from the beginning of the applicable year in which such termination occurs through the date of termination, and disregarding for this purpose the requirement to satisfy any performance objectives, and such other payments and benefits in accordance with the Company’s standard plans, programs and practices (if any).

(c) Termination For Cause. If Executive’s employment is terminated for Cause by the Company, then, except as provided in Section 8, (i) all further vesting of Executive’s outstanding Restricted Stock and any other equity awards granted by the Company to Executive will terminate immediately; (ii) all payments of compensation by the Company to Executive hereunder will terminate immediately, and (iii) Executive will be eligible for severance benefits only in accordance with the Company’s then established plans and/or policies (if any).

(d) Termination Upon Conclusion of the Initial Term. If Executive’s employment terminates upon conclusion of the Initial Term on December 31, 2013, he shall not be entitled to any severance pay or benefits and shall be entitled only to the pay and benefits provided in Section 8.

6. Section 12(c) is stricken in its entirety.

7. Section 12(d)(i) is stricken in its entirety and replaced with the following:

(i) if Executive’s employment is terminated by the Company without Cause, then “Continuance Period” will mean the period of time beginning on the date of termination of Executive’s employment and ending on the date that the Severance Period ends.

8. 9. 10.	Section 12(f) is stricken in its entirety. Section 12(g) is stricken in its entirety. Section 19 is stricken in its entirety and replaced with the following:

19. Integration. This Amendment and the Employment Agreement, together with the Confidential Information Agreement, represent the entire agreement and understanding between the parties as to the subject matter herein and supersede all prior or contemporaneous agreements whether written or oral. The Executive agrees and acknowledges that this Amendment and the Employment Agreement supersede and replace, in their entirety: (i) the Change of Control Severance Agreement entered into between the Company and Executive dated as of March 10, 2009, and Executive agrees that he shall not be eligible for any benefits or compensation under such Change of Control Severance Agreement; and (ii) the standard forms of equity award grants that describe Executive’s equity awards (“Grants”) and the provisions of the Plan to the extent such Grants and the Plan provide accelerated vesting in connection with a Change in Control. No waiver, alteration, or modification of any of the provisions of this Amendment or the Employment Agreement will be binding unless in a writing and signed by duly authorized representatives of the parties hereto. In entering into this Amendment and the Employment Agreement, no party has relied on or made any representation, warranty, inducement, promise, or understanding that is not in this Amendment or the Employment Agreement. To the extent that any provisions of this Amendment or the Employment Agreement conflict with those of any other agreement signed upon Executive’s hire, the terms in this Amendment and the Employment Agreement will prevail.

11. All other provisions of the Agreement remain unchanged and the Agreement, as amended herein, shall remain in full force and effect.

IN WITNESS WHEREOF, Executive and the Company have mutually agreed to the terms and provisions of this Amendment as of the date last executed below.

OUTDOOR CHANNEL HOLDINGS, INC.

/s/ Thomas D. Allen—

By: Its:	Thomas D. Allen Chief Operating / Financial Officer	Date: November 7, 2012

EXECUTIVE

/s/ Douglas J. Langston—

Douglas J. Langston	Date: November 7, 2012